UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 3, 2021

Herbalife Nutrition Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	1-32381	98-0377871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 309GT, Ugland House, South Church Street, Grand Cayman, Cayman Islands	KY1-1106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: c/o (213) 745-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, par value $0.0005 per share	HLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 3, 2021, Herbalife Nutrition Ltd. (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”) with Mr. Carl C. Icahn and certain of his affiliates (collectively, the “Icahn Parties”) pursuant to which the Company agreed to purchase from certain of the Icahn Parties an aggregate of 12,486,993 common shares of the Company, par value $0.0005 per share (the “Common Shares”), at a price per Common Share of $48.05, the closing price of a Common Share on the New York Stock Exchange on December 31, 2020, the last trading day prior to the execution of the Purchase Agreement, or an aggregate purchase price of approximately $600 million. The Company intends to fund the transaction from cash on hand and approximately $150 million in borrowings under its revolving credit facility. The transactions contemplated by the Purchase Agreement are expected to close no later than January 7, 2021.

The Second Amended and Restated Support Agreement dated July 15, 2016, between the Company and the Icahn Parties (the “Support Agreement”) will terminate in accordance with its terms following the closing of the transactions contemplated by the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is filed herewith as exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 3, 2021, in accordance with the terms of the Support Agreement and in connection with the transactions contemplated by the Purchase Agreement, each of Messrs. Jonathan Christodoro, Hunter C. Gary, Nicholas Graziano, Jesse A. Lynn and James L. Nelson, the five director designees previously nominated by the Icahn Parties pursuant to the Support Agreement, resigned from the Company’s board of directors and from each committee of the board on which he serves, effective immediately. The resignations did not result from any disagreement with the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Purchase Agreement dated January 3, 2021 by and between the Company and the Icahn Parties.

104	Cover Page Interactive Data File – The cover page from the Company’s Current Report on Form 8-K filed on January 3, 2021 is formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Nutrition Ltd.

January 4, 2021	By:	/s/ Henry Wang
	Name:	Henry Wang
	Title:	Executive Vice President, General Counsel